Release Date:	July 31, 2026
IMMEDIATE

Moog Inc. Achieves Record Third Quarter 2026 Results Through Operational Excellence and Raises Full-Year Guidance

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B), a worldwide designer, manufacturer and systems integrator of high-performance precision motion and fluid controls and control systems, today reported fiscal third quarter 2026 results, reflecting record sales and adjusted earnings per share, expanded operating margin and strong cash generation.

“These third quarter results demonstrate the strength of Moog's portfolio and operational excellence," said Pat Roche, CEO. "We are clear about where we win, disciplined on how we work, selective about where we invest, and able to turn attractive market demand into improved financial performance."

(in millions, except per share results)	Three Months Ended
	Q3 2026	Q3 2025(2)	Deltas
Net sales	$1,117	$970	15%
Operating margin	15.8%	11.5%	430 bps
Adjusted operating margin(1)	16.4%	13.6%	280 bps
Net earnings	$152	$58	160%
Adjusted net earnings(1)	$119	$74	61%
Diluted net earnings per share	$4.74	$1.83	159%
Adjusted diluted net earnings per share(1)	$3.72	$2.33	60%
Net cash provided (used) by operating activities	$160	$125	$35
Free cash flow(1)	$133	$93	$40
(1) See the reconciliations of adjusted financial measures to the most directly comparable U.S. GAAP measures included in the financial statements herein for the periods ended June 27, 2026 and June 28, 2025.
(2) As previously disclosed, amounts have been revised to reflect the correction of immaterial misstatements. See "Revision of Previously Issued Consolidated Financial Statements" section from our 2025 Form 10-K.

Quarter Highlights
•Record net sales, reflecting significant growth across all four segments.

•Operating margin benefitted from $30 million of claims related to previously incurred International Emergency Economic Powers Act ("IEEPA") tariffs and the absence of the prior year's program termination and asset impairment charges.

•Adjusted operating margin increased due to the claims of previously incurred IEEPA tariffs, which accounted for 270 basis points of incremental margin, and business performance, partially offset by last year's benefit from a non-core product line sale.

•Diluted net earnings per share was driven by income tax benefits attributable to current and prior fiscal years, the claims of previously incurred IEEPA tariffs and business performance.

•Adjusted diluted net earnings per share was driven by the claims of previously incurred IEEPA tariffs and business performance.

•Free cash flow improved significantly, driven by strong earnings.

•Twelve-month backlog increased 23% to $3.3 billion, reflecting continued demand across our markets.

Shaping the way our world moves ™

Segment Results
Sales in the third quarter of 2026 were $1.1 billion, an increase of 15% compared to the third quarter of 2025. Space and Defense sales increased 17% to $336 million, reflecting broad-based defense demand including demand for missile controls and space vehicles. Military Aircraft sales increased 9% to $245 million, driven by strong aftermarket activity, as well as continued activity on the MV-75 program. Commercial Aircraft sales increased 17% to $254 million, driven by higher volume and pricing on various major production programs, as well as strong aftermarket sales. Industrial sales increased 18% to $282 million, driven by strong demand for data center cooling pumps, as well as for medical devices and energy products.

Operating margin in the third quarter of 2026 was 15.8%, an increase of 430 basis points compared to the third quarter of 2025. Industrial operating margin increased 770 basis points to 17.4%, primarily driven by tariff refund claims, as well as the absence of last year's impairment charges and the growing data center cooling pump business. Military Aircraft operating margin increased 650 basis points to 14.7%, driven by the absence of the prior year’s 360 basis point charge associated with the termination of a product development effort and business performance. Space and Defense operating margin increased 240 basis points to 15.7%, driven by business performance and, to a lesser extent, the tariff refund. These benefits were partially offset by increased product development, business capture and operational readiness investments. Commercial Aircraft operating margin increased 50 basis points to 15.2%, driven by tariff refund claims and pricing benefits, mostly offset by the absence of the prior year's 300 basis points non-core product line sale and the current quarter's less favorable sales mix.

Adjusted operating margin excludes $7 million of charges for simplification initiatives in the third quarter of 2026, and excludes $20 million of charges for simplification initiatives, as well as a program termination, in the third quarter of 2025. Excluding these items, adjusted operating margin expanded 280 basis points to 16.4% compared to the third quarter of 2025. Industrial adjusted operating margin increased 630 basis points to 19.9% driven by tariff refund claims and the growing data center cooling pump business. Military Aircraft adjusted operating margin increased 290 basis points to 14.7%, driven by business performance and the tariff refund. Within Space and Defense and Commercial Aircraft, adjusted operating margin increased due to the same factors as described above.

Income Tax Expense
The effective tax rates for the third quarter and first three quarters of 2026 were (10.6)% and 10.0%, respectively, compared with 23.4% for both corresponding periods of 2025. During the third quarter of 2026, we recognized income tax benefits related to U.S. federal research credits of $35 million related to prior years. We also recognized a discrete income tax benefit of $8 million related to legal entity simplification initiatives. Adjusted 2026 net earnings and adjusted net earnings per share exclude both the $35 million and $8 million income tax benefits.

Free Cash Flow Results
Free cash flow for the quarter was $133 million. Strong earnings drove cash generation, and working capital remained relatively constant despite strong sales growth. Capital expenditures were $28 million, relatively light compared to recent periods due to timing of capital investments.

Fiscal 2026 Financial Guidance
“This quarter was another one marked with robust financial results," said Jennifer Walter, CFO. "We're increasing our 2026 guidance for all key financial metrics, reflecting our strong operational performance, as well as contributions from the tariff refund and a current year research and development tax credit. Fiscal 2026 is shaping up to be another record year."

	FY 2026 Guidance
	Current	Previous
Net sales (in billions)	$4.4	$4.3
Adjusted operating margin	14.1%	13.4%
Adjusted diluted net earnings per share(1)	$11.65	$10.60
Free cash flow conversion	70%	60%
(1) Adjusted diluted net earnings per share is forecasted to be within range of +/- $0.10.

Shaping the way our world moves ™

Conference call information
In conjunction with today’s release, Pat Roche, CEO, and Jennifer Walter, CFO, will host a conference call today beginning at 10:00 a.m. ET, which will be simultaneously broadcast live online. Listeners can access the call and supplemental financial materials at www.moog.com/investors/communications.

Cautionary Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which can be identified by words such as: “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume,” “assume” and other words and terms of similar meaning (including their negative counterparts or other various or comparable terminology). These forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, are neither historical facts nor guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements.

Although it is not possible to create a comprehensive list of all factors that may cause our actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the Securities and Exchange Commission (“SEC”) and include, but are not limited to, risks relating to: (i) our operation in highly competitive markets with competitors who may have greater resources than we possess; (ii) our operation in cyclical markets that are sensitive to domestic and foreign economic conditions and events; (iii) current and future geopolitical conditions and events, including wars, armed conflicts, sanctions, trade restrictions and related disruptions to global markets and supply chains; (iv) our heavy dependence on government contracts that may not be fully funded, delayed or terminated; (v) our ability to remediate the material weakness in internal control over financial reporting and maintain effective disclosure controls and procedures; (vi) supply chain constraints and inflationary impacts on prices for raw materials and components used in our products; (vii) failure of our subcontractors or suppliers to perform their contractual obligations; (viii) risks related to information systems interruptions, intrusions, cybersecurity threats or new software implementations; and (ix) our accounting estimates for over-time contracts and any changes we may need to make thereto. You should evaluate all forward-looking statements made in this press release in the context of these risks and uncertainties.

While we believe we have identified and discussed in our SEC filings the material risks affecting our business, there may be additional factors, risks and uncertainties not currently known to us or that we currently consider immaterial that may affect the forward-looking statements we make herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to update any forward-looking statement made in this press release, except as required by applicable law.

Non-GAAP Financial Measures
The press release also includes certain financial information that is not presented in accordance with Generally Accepted Accounting Principles (“GAAP”), including, but not limited to, “Adjusted Operating Margin,” “Adjusted Diluted Net Earnings Per Share,” “Adjusted Net Earnings,” “Adjusted Effective Tax Rate,” “Free Cash Flow” and “Free Cash Flow Conversion.” While we believe that these non-GAAP financial measures may be useful in evaluating our financial condition and results of operations, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP. Adjustments to operating profit and margin and net earnings per share have included restructuring charges; acquisition- and integration-related costs; gains or losses on investments; asset impairments; litigation and regulatory matters; discrete tax items; changes in the fair value of contingent consideration; foreign exchange gains or losses; and other non-recurring or non-cash items. Reconciliations of the non-GAAP measures to the most directly comparable GAAP measures can be found in the accompanying materials.

The press release also includes certain forward-looking non-GAAP financial guidance, including, but not limited to, “Adjusted Diluted Net Earnings per Share,” “Adjusted Operating Margin” and “Free Cash Flow Conversion". The Company is unable to provide a reconciliation of such forward-looking non-GAAP guidance to the most directly comparable GAAP measures without unreasonable effort because certain items that are material to the comparable GAAP measures are not available and cannot be estimated with reasonable certainty. These items are dependent on future events that are difficult to predict and outside the Company’s control. These items may include, but are not limited to, restructuring charges; acquisition- and integration-related costs; gains or losses on investments; asset impairments; litigation and regulatory matters; discrete tax items; changes in the fair value of

Shaping the way our world moves ™

contingent consideration; foreign exchange gains or losses; and other non-recurring or non-cash items. The timing and amount of these items may vary significantly from period to period and could have a material impact on the Company’s GAAP results, including, but not limited to, “Diluted Net Earnings per Share” and “Operating Margin”.

Contact:
Aaron Astrachan
Director, Investor Relations
716.687.4225

Shaping the way our world moves ™

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Net sales	$1,116,545	$969,582	$3,268,838	$2,811,486
Cost of sales	769,299	696,913	2,339,797	2,034,972
Inventory write-down	—	5,839	—	7,988
Gross profit	347,246	266,830	929,041	768,526
Research and development	33,040	21,906	84,336	69,992
Selling, general and administrative	150,989	139,748	436,272	401,817
Interest	15,778	17,790	48,513	53,586
Asset impairment and fair value adjustment	6,684	3,000	6,684	3,000
Restructuring	2,268	2,850	5,224	9,059
Other	1,063	5,183	555	8,226
Earnings before income taxes	137,424	76,353	347,457	222,846
Income taxes (benefit)	(14,601)	17,867	34,742	52,224
Net earnings	$152,025	$58,486	$312,715	$170,622

Net earnings per share
Basic	$4.80	$1.86	$9.88	$5.38
Diluted	$4.74	$1.83	$9.76	$5.32

Weighted average common shares outstanding
Basic	31,676,950	31,524,999	31,654,223	31,684,945
Diluted	32,075,908	31,896,949	32,038,003	32,082,186

Shaping the way our world moves ™

Moog Inc.
RECONCILIATION TO ADJUSTED NET EARNINGS, ADJUSTED DILUTED NET EARNINGS PER SHARE AND ADJUSTED EFFECTIVE TAX RATE (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Net Earnings as Reported	$152,025	$58,486	$312,715	$170,622
Adjustments to Net Earnings:
Program terminations(1)	—	8,065	1,324	8,065
Simplification initiatives(2)	8,239	6,805	13,531	18,204
Investment losses(3)	—	3,000	—	3,000
Acquisition and integration(4)	—	481	3,606	481
Other charges(5)	(1,200)	1,462	(1,067)	3,462
Corporate charges(6)	5,938	—	6,338	—
Tax effect of above adjustments	(3,133)	(4,007)	(5,775)	(7,320)
One-time tax benefits(7)	(42,613)	—	(42,613)	—
Net Earnings as Adjusted	$119,256	$74,292	$288,059	$196,514

Diluted Net Earnings Per Share
As Reported	$4.74	$1.83	$9.76	$5.32
As Adjusted	$3.72	$2.33	$8.99	$6.13

Effective Income Tax Rate
As Reported	(10.6)%	23.4%	10.0%	23.4%
As Adjusted	20.7%	22.7%	22.4%	23.3%
The diluted net earnings per share associated with the adjustments in the table above may not reconcile when totaled due to rounding.
(1) Adjustments include costs related to the termination of significant development, production, or support programs, such as write-off and impairment of inventory and long-lived assets, contract termination costs and other related charges or credits.
(2) Adjustments include costs related to footprint rationalization, portfolio shaping and legal entity re-organization activities, such as facility closure costs, employee severance and retention costs, write-off and impairment of inventory and long-lived assets and other related charges or credits.
(3) Adjustments include impairment losses on minority investments.
(4) Adjustments include acquisition related activity, such as amortization of inventory fair value step-up and professional services fees. Charges also include costs related to integrating the business, such as employee severance and retention costs, professional services fees, legal entity and facility rationalization costs and other related charges or credits.
(5) Adjustments include costs associated with business interruptions from natural causes, litigation matters and other charges or credits that are not part of normal operations.
(6) Adjustments primarily include impairment charges related to long-lived assets used in corporate operations.
(7) Adjustments include tax benefits associated with federal R&D tax credits attributable to prior fiscal years and legal-entity simplification initiatives.

Shaping the way our world moves ™

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Net sales:
Space and Defense	$336,095	$287,705	$973,966	$805,673
Military Aircraft	245,164	224,662	728,064	651,931
Commercial Aircraft	253,569	217,655	768,419	651,708
Industrial	281,717	239,560	798,389	702,174
Net sales	$1,116,545	$969,582	$3,268,838	$2,811,486
Operating profit:
Space and Defense	$52,730	$38,363	$138,765	$99,921
	15.7%	13.3%	14.2%	12.4%
Military Aircraft	35,948	18,346	96,386	65,671
	14.7%	8.2%	13.2%	10.1%
Commercial Aircraft	38,480	32,025	96,210	83,139
	15.2%	14.7%	12.5%	12.8%
Industrial	49,112	23,177	118,292	75,835
	17.4%	9.7%	14.8%	10.8%
Total operating profit	176,270	111,911	449,653	324,566
	15.8%	11.5%	13.8%	11.5%
Deductions from operating profit:
Interest expense	15,778	17,790	48,513	53,586
Equity-based compensation expense	6,187	4,649	15,912	12,669
Non-service pension expense	1,137	1,970	3,414	5,855
Corporate and other expenses, net	15,744	11,149	34,357	29,610
Earnings before income taxes	$137,424	$76,353	$347,457	$222,846

Shaping the way our world moves ™

Moog Inc.
RECONCILIATION TO ADJUSTED OPERATING PROFIT AND MARGINS (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Space and Defense operating profit - as reported	$52,730	$38,363	$138,765	$99,921
Simplification initiatives	1,402	406	5,361	2,474
Acquisition and integration	—	481	3,606	481
Other charges	(1,200)	1,462	(1,067)	1,462
Space and Defense operating profit - as adjusted	$52,932	$40,712	$146,665	$104,338
	15.7%	14.2%	15.1%	13.0%

Military Aircraft operating profit - as reported	$35,948	$18,346	$96,386	$65,671
Program terminations	—	8,065	1,324	8,065
Simplification initiatives	—	—	—	591
Other charges	—	—	—	2,000
Military Aircraft operating profit - as adjusted	$35,948	$26,411	$97,710	$76,327
	14.7%	11.8%	13.4%	11.7%

Commercial Aircraft operating profit - as reported and adjusted	$38,480	$32,025	$96,210	$83,139
	15.2%	14.7%	12.5%	12.8%

Industrial operating profit - as reported	$49,112	$23,177	$118,292	$75,835
Simplification initiatives	6,837	6,399	8,170	15,139
Investment losses	—	3,000	—	3,000
Industrial operating profit - as adjusted	$55,949	$32,576	$126,462	$93,974
	19.9%	13.6%	15.8%	13.4%

Total operating profit - as adjusted	$183,309	$131,724	$467,047	$357,778
	16.4%	13.6%	14.3%	12.7%

Shaping the way our world moves ™

Moog Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	June 27, 2026	September 27, 2025
ASSETS
Current assets
Cash and cash equivalents	$66,821	$62,013
Restricted cash	931	200
Receivables, net	662,499	506,768
Unbilled receivables	823,658	744,352
Inventories, net	933,939	914,302
Prepaid expenses and other current assets	115,456	142,345
Total current assets	2,603,304	2,369,980
Property, plant and equipment, net	1,076,240	1,019,906
Operating lease right-of-use assets	54,753	52,799
Goodwill	869,185	842,313
Intangible assets, net	57,627	66,101
Deferred income taxes	31,012	22,459
Other assets	79,059	52,497
Total assets	$4,771,180	$4,426,055
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current installments of long-term debt	$1,563	$1,563
Accounts payable	323,625	318,402
Accrued compensation	118,880	106,040
Contract advances and progress billings	486,574	372,988
Accrued liabilities and other	316,462	320,075
Total current liabilities	1,247,104	1,119,068
Long-term debt, excluding current installments	906,426	944,123
Long-term pension and retirement obligations	153,689	157,218
Deferred income taxes	32,241	32,600
Other long-term liabilities	209,825	180,491
Total liabilities	2,549,285	2,433,500
Shareholders’ equity
Common stock - Class A	43,878	43,864
Common stock - Class B	7,402	7,416
Additional paid-in capital	1,244,730	839,328
Retained earnings	3,119,054	2,834,548
Treasury shares	(1,264,428)	(1,209,200)
Stock Employee Compensation Trust	(411,397)	(195,491)
Supplemental Retirement Plan Trust	(350,461)	(170,191)
Accumulated other comprehensive loss	(166,883)	(157,719)
Total shareholders’ equity	2,221,895	1,992,555
Total liabilities and shareholders’ equity	$4,771,180	$4,426,055

Shaping the way our world moves ™

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Nine Months Ended
	June 27, 2026	June 28, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$312,715	$170,622
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	79,629	68,252
Amortization	8,152	6,996
Deferred income taxes	(8,521)	(19,642)
Equity-based compensation expense	15,912	12,669
Asset impairment and inventory write-down	6,684	10,988
Other	(705)	3,648
Changes in assets and liabilities providing (using) cash:
Receivables	(159,619)	(105,346)
Unbilled receivables	(67,990)	(37,642)
Inventories	(21,516)	(65,256)
Accounts payable	4,106	(4,201)
Contract advances and progress billings	107,579	9,009
Accrued expenses	25,604	(4,796)
Accrued income taxes	(21,362)	(20,095)
Net pension and post-retirement liabilities	3,821	14,644
Other assets and liabilities	(39,568)	(7,453)
Net cash provided (used) by operating activities	244,921	32,397
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(93,692)	(103,041)
Net proceeds from businesses sold	—	13,487
Net proceeds from buildings sold	3,065	—
Other investing transactions	(904)	(2,844)
Net cash provided (used) by investing activities	(91,531)	(92,398)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	1,348,400	957,500
Payments on revolving lines of credit	(1,375,400)	(1,001,500)
Proceeds from long-term debt	—	250,000
Proceeds from senior notes, net of issuance costs	491,443	—
Payments on senior notes	(500,000)	—
Payments on finance lease obligations	(15,716)	(7,128)
Payment of dividends	(28,209)	(27,247)
Proceeds from sale of treasury stock	8,476	10,970
Purchase of outstanding shares for treasury	(62,673)	(127,808)
Proceeds from sale of stock held by SECT	39,864	20,287
Purchase of stock held by SECT	(51,319)	(18,505)
Other financing transactions	(3,171)	(1,600)
Net cash provided (used) by financing activities	(148,305)	54,969
Effect of exchange rate changes on cash	454	(491)
Increase (decrease) in cash, cash equivalents and restricted cash	5,539	(5,523)
Cash, cash equivalents and restricted cash at beginning of year	62,213	64,537
Cash, cash equivalents and restricted cash at end of period	$67,752	$59,014

Shaping the way our world moves ™

Moog Inc.
RECONCILIATION OF NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES TO FREE CASH FLOW (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Net cash provided (used) by operating activities	$160,095	$125,291	$244,921	$32,397
Purchase of property, plant and equipment	(27,514)	(32,659)	(93,692)	(103,041)
Free cash flow	$132,581	$92,632	$151,229	$(70,644)
Adjusted net earnings	$119,256	$74,292	$288,059	$196,514
Free cash flow conversion	111%	125%	52%	(36)%

Free cash flow is defined as net cash provided (used) by operating activities less the purchase of property, plant and equipment. Free cash flow conversion is defined as free cash flow divided by adjusted net earnings. Free cash flow and free cash flow conversion are not measures determined in accordance with GAAP and may not be comparable with the measures as used by other companies. However, management believes these adjusted financial measures may be useful in evaluating the liquidity, financial condition and results of operations of the Company. This information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.

Shaping the way our world moves ™